Exhibit 23

Consent of Independent Registered Public Accounting Firm

DNB Financial Corporation

Downingtown, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-131954) and Forms S-8 (No. 333-78913, No. 333-121145, No. 333-125999, No. 333-126610, No. 333-138214 and No. 333-183318) of DNB Financial Corporation of our report dated March 27, 2017, relating to the consolidated financial statements, which appears in this Form 10‑K.

/s/ BDO USA, LLP Philadelphia, Pennsylvania March 27, 2017